Exhibit 99.1



                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Denis A. Krusos, the Chairman of the Board and Chief Executive Officer of CopyTele, Inc. (the "Company"), hereby certifies that:

1. The Company's Form 10-K Annual Report for the year ended October 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/ Denis A. Krusos
                                            -----------------------------------
                                            Denis A. Krusos
                                            Chairman of the Board,
February 13, 2003                           Chief Executive Officer